Exhibit 99.4
AMENDED AND RESTATED JOINT FILING AGREEMENT
     Pursuant to this Amended and Restated Joint Filing Agreement, the undersigned acknowledge and agree that the foregoing Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This Amended and Restated Joint Filing Agreement replaces in its entirety the Joint Filing Agreement, dated January 7, 2010, filed as Exhibit 99.1 to the Schedule 13D filed on January 7, 2010 by the parties thereto.
Dated:  February 2, 2010

TONGLING NONFERROUS METALS GROUP HOLDINGS CO., LTD.
By:	/s/ Dongqing LI
	Name:	Dongqing LI
	Title:	Chief Engineer

CHINA RAILWAY CONSTRUCTION CORPORATION LIMITED
By:	/s/ Zhiliang ZHOU
	Name:	Zhiliang ZHOU
	Title:	Company Vice President

CRCC-TONGGUAN INVESTMENT CO., LTD.
By:	/s/ Shouhua JIN
	Name:	Shouhua JIN
	Title:	Director

CRCC-TONGGUAN INVESTMENT (CANADA) CO., LTD.
By:	/s/ Shouhua JIN
	Name:	Shouhua JIN
	Title:	Chairman